SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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WESTMOUNTAIN ALTERNATIVE ENERGY, INC.
(Name of Registrant as Specified in Its Charter)

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SCHEDULE 14C INFORMATION STATEMENT
(Pursuant to Regulation 14C of the Securities Exchange Act
of 1934 as amended)

WESTMOUNTAIN ALTERNATIVE ENERGY, INC.
181 W. Boardwalk, Suite 202
Fort Collins, CO 80525

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WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

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This Information Statement is first being mailed on or about April 25, 2014, to the holders of record of the outstanding common stock, $0.001 par value per share (the “Common Stock”), of WestMountain Alternative Energy, Inc., a Colorado corporation (the “Company”), as of the close of business on April 14, 2014 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This Information Statement relates to a written consent in lieu of a meeting, dated April 14, 2014 (the “Written Consent”), of the shareholder of the Company owning at least a majority of the outstanding shares of Common Stock as of the Record Date (the “Majority Stockholder”). Except as otherwise indicated by the context, references in this Information Statement to “Company,” “we,” “us,” or “our” are references to WestMountain Alternative Energy, Inc.

The Written Consent authorized an amendment to our Articles of Incorporation (the “Amendment”), which amends our current Articles of Incorporation to increase our authorized Common Stock from 50,000,000 shares to 100,000,000 shares, provides for the reelection of the sole member to our Board of Directors, to hold office until the next Annual Meeting and until his successor is elected and qualified; and gives approval and ratification of  MaloneBailey, LLP as our independent auditors for the fiscal year ending December 31, 2014.

A copy of the substantive text of the Amendment is attached to this Information Statement as Appendix A.
The increase in authorized common shares will become effective on the filing of articles of amendment to our articles of incorporation with the Secretary of State of Colorado which filing will occur at least 20 days after the date of the mailing of this Information Statement to our stockholders.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

The entire cost of furnishing this Information Statement will be borne by the Company.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

The Board of Directors has fixed the close of business on April 14, 2014 as the record date for the determination of shareholders who are entitled to receive this Information Statement (the “Record Date”).  There were 9,106,250 shares of common stock issued and outstanding on April 14, 2014. We anticipate that this Information Statement will be mailed on or about April 25, 2014 to all shareholders of record as of the Record Date.

Only one Information Statement is being delivered to two or more security holders who share an address unless we have received contrary instruction from one or more of the security holders.  We will promptly deliver upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.  If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF PRIOR ACTIONS TO BE TAKEN BY A MAJORITY OF OUR SHAREHOLDERS.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

/s/ Brian L. Klemsz
Brian L. Klemsz
President

Date: April 25, 2014

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE MAJORITY STOCKHOLDER

Under the Colorado Business Corporation Act and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. The approval of the proposals require the affirmative vote or written consent of a majority of the voting power of the issued and outstanding shares of Common Stock. Each Stockholder is entitled to one vote per share of Common Stock held of record on any matter which may properly come before the stockholders.

On the Record Date, the Company had 9,106,250 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

On April 14, 2014, our Board of Directors unanimously adopted a resolution approving an amendment to our Articles of Incorporation, which amends our current Articles of Incorporation to increase our authorized Common Stock from 50,000,000 shares to 100,000,000 shares. Also on April 14, 2014, a majority of the holders of our outstanding Common Stock adopted resolutions approving the an amendment to our Articles of Incorporation, which amends our current Articles of Incorporation to increase our authorized Common Stock from 50,000,000 shares to 100,000,000 shares; provides for the reelection of the sole member to our Board of Directors, to hold office until the next Annual Meeting and until his successor is elected and qualified; and gives approval and ratification of  MaloneBailey, LLP as our independent auditors for the fiscal year ending December 31, 2014. In connection with the adoption of these resolutions, our Board of Directors elected to seek the written consent of the holders of a majority of our outstanding shares in order to reduce associated costs and implement the proposals in a timely manner.

CONSENTING STOCKHOLDERS

Effective April 14, 2014, WestMountain Green, LLC, being the record holder of 8,050,000 shares of our Common Stock, constituting approximately 88% of the voting power of the issued and outstanding shares of our Common Stock, consented in writing to the Amendment and other proposals.

Accordingly, we have obtained all necessary corporate approvals in connection with the Amendment and the other proposals. We are not seeking written consent from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by written consent and giving stockholders notice of such actions taken as required by the Exchange Act.

As the actions taken by the majority stockholder was by written consent, there will be no security holders’ meeting and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our stockholders.

We will, when permissible following the expiration of the 20 day period mandated by Rule 14c of the Exchange Act and the provisions of the Colorado Business Corporation Act, file the Amendment with the Colorado Secretary of State’s Office. The Amendment will become effective upon such filing and we anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to our stockholders.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

The following is a description of the material provisions of our capital stock.  The following description is intended to be a summary and does not describe all of the provisions of our articles of incorporation or bylaws or Colorado law applicable to us

General

As of April 14, 2014, the Company’s authorized capital stock consisted of 50,000,000 shares of Common Stock, par value $0.001 per share, and 1,000,000 authorized shares of Preferred Stock, par value $.10 per share.  As of April 14, 2014, 9,106,250 shares of Common Stock were issued and outstanding and no shares of Preferred Stock were issued and outstanding.

Common Stock

The holders of Common Stock are entitled to one vote for each share held. The affirmative vote of a majority of votes cast at a meeting which commences with a lawful quorum is sufficient for approval of most matters upon which shareholders may or must vote, including the questions presented for approval or ratification at an annual meeting of shareholders. However, amendment of the articles of incorporation require the affirmative vote of a majority of the total voting power for approval. Common shares do not carry cumulative voting rights, and holders of more than 50% of the Common Stock have the power to elect all directors and, as a practical matter, to control the company. Holders of Common Stock are not entitled to preemptive rights.

Preferred Stock

Our preferred shares are entitled to such rights, preferences and limitations as determined by our board of directors. At the present time, no rights, preferences or limitations have been established for our preferred shares.

Quorum

The presence, in person or by proxy, of holders of at least a majority of the issued and outstanding shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business.

Cash Dividends

The Company has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Company’s board of directors and will depend upon the Company’s earnings, if any, the Company’s capital requirements and financial position, the Company’s general economic conditions, and other pertinent conditions.  It is the Company’s present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in the Company’s business operations.

 Our Common Stock is quoted on the OTC Bulletin Board under the symbol “WETM.”

Stock Transfer Agent

The stock transfer agent for our securities is Corporate Stock Transfer of Denver, Colorado.  Their address is 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209. Their phone number is (303) 282-4800.

Interests of Certain Persons in Opposition to Matters to be Acted Upon

The shareholdings of our directors and officers are listed below in the section entitled “Principal Shareholders and Security Ownership of Management”. To our knowledge, our sole director has not advised that he intends to oppose any action described herein.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following sets forth the number of shares of our $0.001 par value common stock beneficially owned by (i) each person who, as of April 14, 2014, was known by us to own beneficially more than five percent (5%) of its common stock; (ii) our individual Directors and (iii) our Officers and Directors as a group. A total of 9,106,250 common shares were issued and outstanding as of April 14, 2014.

Name and Address	Amount and Nature of	Percent of
of Beneficial Owner	Beneficial Ownership(1)(2)	Class

WestMountain Green, LLC (3)	8,050,000	88.4%
181 North College Avenue, Ste 202
Fort Collins, Colorado 80525

Brian L. Klemsz	(3)
181 North College Avenue, Ste 202
Fort Collins, Colorado 80525

Joni K. Troska	100,000	1.1%
181 North College Avenue, Ste 202
Fort Collins, Colorado 80525

All Officers and Directors as a Group	1,452,400	15.95%
(two persons)
_______________

   (1) All ownership is beneficial and of record, unless indicated otherwise.
   (2) The Beneficial owner has sole voting and investment power with respect to the shares shown.
   (3)  Mr. Klemsz owns 16.8% of WestMountain Green, LLC.

DESCRIPTION OF CONSENT ACTIONS

ITEM 1:  INCREASE IN THE NUMBER OF AUTHORIZED COMMON SHARES

Our current Articles of Incorporation state that the number of authorized shares of Common Stock is limited to 50,000,000 shares.  As of April 14, 2014, a total of 9,106,250 shares of Common Stock were issued and outstanding. The Amendment has been adopted to provide us with greater flexibility with respect to our capital structure for such purposes as additional equity financings and future stock based acquisitions.

Our Board of Directors unanimously approved, subject to stockholder approval, the Amendment to increase the number of authorized shares of Common Stock to 100,000,000 shares.

Stockholder approval for the Amendment to increase the number of authorized shares was obtained by Written Consent of stockholders holding at least a majority of the voting power of our issued and outstanding Common Stock as of the Record Date. The Amendment for the increase in authorized shares will become effective upon filing of the Amendment promptly following the 20th day after the mailing of this Information Statement to our stockholders as of the Record Date. The substantive text of the proposed Amendment is attached hereto as Appendix A.

ITEM 2: ELECTION OF DIRECTORS

Pursuant to our Articles of Incorporation, the holders of our common stock may elect directors. The Company has received the consent of a majority of the outstanding shares of the Common Stock approving the reelection of our sole member to our Board of Directors. The nominee has advised us that he is able and willing to serve as a director.

The following table sets forth the name and age of the nominee of our Board of Directors.

                    NAME                                         AGE

Brian L. Klemsz                                   55

His principal occupations for the past five years (and, in some instances, for prior years) is as follows:

Mr. Klemsz has been the Company’s President, Treasurer, and sole Director since our inception. Since March, 2007, he has been the Chief Investment Officer of BOCO Investments, LLC.  He was President and Chief Investment Officer for GDBA Investments, LLLP, a private investment partnership from May 2000 until February 2007. He is currently also the President, Treasurer, and sole Director of WestMountain Distressed Debt, Inc., and Chairman, Treasurer, and sole Director of WestMountain Company, formerly known as WestMountain Asset Management, Inc., both of which are public companies. He is also a member of the Board of Directors of NexCore Healthcare Capital Corp., a public company and is Chairman of their Board’s audit committee. Mr. Klemsz received a Masters of Science in Accounting and Taxation in 1993 and a Masters of Science in Finance in 1990 from Colorado State University. He received his Bachelor of Science degree from the University of Colorado in 1981.

ITEM 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has appointed MaloneBailey, LLP (“MaloneBailey”) to serve as independent auditors for the fiscal year ending December 31, 2014. The Company has received the consent of a majority of the outstanding shares of the Common Stock approving and ratifying MaloneBailey as our independent auditors for the fiscal year ending  December 31, 2014. MaloneBailey has served as our independent auditors since 2011, and is considered by our management to be well qualified.  MaloneBailey billed an aggregate of $17,427 for the year ended December 31, 2013 and for professional services rendered for the audit of our annual financial statements and review of the financial statements included in our quarterly reports. MaloneBailey billed an aggregate of $13,915 for the year ended December 31, 2012 and for professional services rendered for the audit of our annual financial statements and review of the financial statements included in our quarterly reports.

All services performed by MaloneBailey were pre-approved by the Board of Directors. On an annual basis, the Board of Directors will review and provide approval for services that may be provided by the independent auditors.

INDEBTEDNESS OF EXECUTIVE OFFICERS AND DIRECTORS

No executive officer, director or any member of these individuals' immediate families or any corporation or organization with whom any of these individuals is an affiliate is or has been indebted to us since the beginning of our last fiscal year.

FAMILY RELATIONSHIPS

There are no family relationships among our executive officers and directors.

LEGAL PROCEEDINGS

As of the date of this Information Statement, there are no material proceedings against the Company or to which any of our directors, executive officers, affiliates or stockholders is a party adverse to us.

    EXECUTIVE COMPENSATION AND RELATED MATTERS

Our officers and director do not receive any direct compensation for their services rendered to us, nor have they received such compensation in the past.  We have no plans to pay any compensation to our officer and director in the future.

We have entered into an agreement with SP Business Solutions (“SP”) to provide accounting and related services for us.  The owner, Ms. Joni Troska, was appointed our corporate Secretary on March 19, 2010 and is considered to be a related party.  Fees are charged and paid on a quarterly basis.  As of December 31, 2013 an accrual of $700 has been recorded for unpaid services. Otherwise, our officers and director are not accruing any compensation pursuant to any agreement with us.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us for the benefit of our officers or director.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTION

On January 1, 2008, we entered into a Service Agreement with Bohemian Companies, LLC to provide us with certain defined services. These services include financial, bookkeeping, accounting, legal and tax matters, as well as cash management, custody of assets, preparation of financial documents, including tax returns and checks, and coordination of professional service providers as may be necessary to carry out the matters covered by the Service Agreement.  We compensated Bohemian Companies, LLC by reimbursing this entity for the allocable portion of the direct and indirect costs of each employee of Bohemian Companies, LLC that performs services on our behalf. We receive invoices not less than quarterly from Bohemian Companies, LLC. This Service Agreement was for the term of one year, ending December 31, 2013, which was extended until December 31, 2014.  This Service Agreement was subsequently terminated by mutual agreement of the parties effective March 31, 2014, with no outstanding liabilities owed by either party.

For the year ended December 31, 2012, we recorded $77,697 in revenue for management fees charged to EastMountain Alternative Energy, Inc., a related party through its ownership interest in WestMountain Green, LLC. We earn management fees based on the amount of funds managed, and incentive income based on the performance of the funds. As of December 31, 2013 we recorded $19,390 as an accounts receivable that represents fourth quarter management fees that are due to us from EastMountain Alternative Energy, LLC. The asset management services contract with EastMountain Alternative Energy, LLC was terminated effective December 31, 2013.

We entered into an agreement with SP Business Solutions (“SP”) to provide accounting and related services for the Company.  The owner, Joni Troska, was appointed Secretary of WestMountain Alternative Energy, Inc on March 19, 2010 and is considered to be a related party.  Fees are charged and paid on a quarterly basis.  As of December 31, 2013 an accrual of $700 has been recorded for unpaid services.

    SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “34 Act”) requires our officers and directors and persons owning more than ten percent of the Common Stock, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Additionally, Item 405 of Regulation S-K under the 34 Act requires us to identify in its Form 10-K and proxy statement those individuals for whom one of the above referenced reports was not filed on a timely basis during the most recent year or prior years. We have nothing to report in this regard.

FORM 10-K

UPON WRITTEN REQUEST OF ANY PERSON ENTITLED TO VOTE AT THE MEETING, ADDRESSED TO US, ATTENTION: SECRETARY, WESTMOUNTAIN ALTERNATIVE ENERGY, INC., 181 W. BOARDWALK, SUITE 202, FORT COLLINS, COLORADO 80525, WE WILL PROVIDE WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2013, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

COMMUNICATIONS WITH STOCKHOLDERS

Anyone who has a concern about our conduct, including accounting, internal accounting controls or audit matters, may communicate directly with our President. Such communications may be confidential or anonymous, and may be submitted in writing addressed care of Brian L. Klemsz, President, WestMountain Alternative Energy, Inc., 181 W. Boardwalk, Suite 202, Fort Collins, Colorado 80525. All such concerns will be forwarded to the appropriate directors for their review, and will be simultaneously reviewed and addressed by the proper executive officers in the same way that other concerns are addressed by us.

Appendix A

ARTICLES OF AMENDMENT TO

THE ARTICLES OF INCORPORATION

OF

WESTMOUNTAIN ALTERNATIVE ENERGY, INC.

The number of authorized common shares of the corporation (the “Corporation”) whose Articles of Incorporation (the “Articles”) are to be amended will be increased from 50,000,000 to  100,000,000. The par value of the common shares will remain at $0.001 per share.